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                                                                     Exhibit 2.2



                                     BY-LAWS

                                       OF

                               WORLD'S FARE, INC.


                              ARTICLE I - OFFICES

         The office of the Corporation shall be located in the city and state designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

                      ARTICLE II - MEETING OF SHAREHOLDERS

SECTION 1 - ANNUAL MEETINGS:

         The annual meeting of the shareholders of the Corporation shall be held within 90 days after the close of the fiscal year of the Corporation for the purpose of electing directors and transacting such other business as may properly come before the meeting.

SECTION 2 - SPECIAL MEETINGS:

         Special meetings of the shareholders may be called at any time by the Board of Directors or by the President and shall be called by the President or the Secretary at the written request of the holders of twenty five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under state statutes.

SECTION 3 - PLACE OF MEETINGS:

         All meetings of shareholders shall be held at the principal office of the Corporation or at such other places as shall be designated in the notices or waivers of notice of such meetings.

SECTION 4 - NOTICE OF MEETINGS:

         a. Written notice of each meeting of shareholders, whether annual or special, stating the time and place it is to be held, shall be served either personally or by mail, not less than ten nor more than fifty days before the meeting to each shareholder and to any other persons to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be directed to each such shareholder at his address as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.
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         b. Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of the holding of any previously adjourned meeting of shareholders need not be given unless otherwise required by statute.

SECTION 5 - QUORUM:

         a. Except as otherwise provided herein or by statute, the presence at the commencement of such meetings in person or by proxy of shareholders of record, holding a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

         b. Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At the holding of a previously adjourned meeting, at which a quorum is present, any business may be transacted which might have been transacted at the original meeting as if a quorum had been present.

SECTION 6 - VOTING:

         a. Except as otherwise provided by statute, any corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

         b. Except as otherwise provided by statute, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat shall be entitled to one vote for each share registered in his name on the books of the Corporation.

         c. Each shareholder entitled to vote on any matter, at or without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

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                        ARTICLE III - BOARD OF DIRECTORS

SECTION 1 - NUMBER, ELECTION AND TERM OF OFFICE:

         a. The number of the directors of the Corporation shall consist of at least two (2) and not more than nine (9) members.

         b. The members of the Board of Directors of the Corporation shall be elected by receiving a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

         c. Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is elected and qualified or until his prior death, resignation or removal.

SECTION 2 - DUTIES AND POWERS:

         The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

SECTION 3 - ANNUAL AND REGULAR MEETINGS; NOTICE:

         a. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

         b. The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

         c. Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limit and in the manner set forth in paragraph
(b) of Section 4 of this Article III with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such
Section 4.

SECTION 4 - SPECIAL MEETINGS; NOTICE:

         a. Special meetings of the Board of Directors shall be held whenever called, as specified in the respective notices or waivers of notice thereof.

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         b. Notice of special meetings shall be mailed, sent via electronic mail or fax directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be delivered to him personally or given to him orally not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except for the purposes described in Section 8 of this
Article III, need not specify the purpose of the meeting.

         c. Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver.

SECTION 5 - CHAIRMAN:

         At all meetings of the Board of Directors, the Chairman of the Board, if any and if present shall preside. If there shall be no Chairman or he shall be absent, then the President shall preside, and in his absence a Chairman chosen by the Directors shall preside.

SECTION 6 - QUORUM AND ADJOURNMENTS:

         a. At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law or by these By-Laws.

         b. A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice until a quorum shall be present.

SECTION 7 - MANNER OF ACTING:

         a. At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

         b. Except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

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SECTION 8 - VACANCIES:

         Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors or by reason of the death, resignation, disqualification, removal, unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected, or inability to act of any director or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

SECTION 9 - RESIGNATION:

         Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10 - REMOVAL:

         Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed, for cause, by action of the Board.

SECTION 11 - SALARY:

         No stated salary shall be paid to directors, as such for the their services but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 12 - CONTRACTS:

         a. In the absence of fraud, no contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

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         b. Any director, personally and individually, may be a party to or may have an interest in any contract or transaction of this Corporation and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by majority vote of the Directors voting. If there are any Directors not having a direct interest in such transaction present to vote, any Director having an interest in such transaction shall abstain from voting on such action, even though, such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law, common, statutory or otherwise, applicable thereto.

SECTION 13 - COMMITTEES:

         The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, with such powers and authority, to the extent permitted by law, as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

                             ARTICLE IV - OFFICERS

SECTION 1 - NUMBER, QUALIFICATIONS, ELECTION AND TERM OF OFFICE:

         a. The officers of the Corporation shall consist of a President, a Secretary and such other officers or assistant officers, including a Chairman of the Board of Directors, a Treasurer and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer, other than the Chairman of the Board of Directors, may be, but is not required to be a director of the Corporation. Any two or more offices may be held by the same person, unless state law otherwise dictates.

         b. The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

         c. Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election and until his successor shall have been elected and qualified or until his death, resignation or removal.

SECTION 2 - RESIGNATION:

         Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

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SECTION 3 - REMOVAL:

         Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

SECTION 4 - VACANCIES:

         A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5 - DUTIES OF OFFICERS:

         Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws or may, from time to time, be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

SECTION 6 - SURETIES AND BONDS:

         In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned on the faithful performance of their duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into their hands.

SECTION 7 - SHARES OF OTHER CORPORATIONS:

         Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder, including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments, may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors may authorize.

                          ARTICLE V - SHARES OF STOCK

SECTION 1 - CERTIFICATE OF STOCK:

         a. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares and shall be signed by (I) the Chairman of the Board or the President or a Vice President and (II) the Secretary or any Assistant Secretary.

         b. No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

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SECTION 2 - LOST OR DESTROYED CERTIFICATES:

         The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, which is certified by the owner to have been lost or destroyed. The Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such certification or bond when in the judgment of the Board of Directors, it is proper so to do.

SECTION 3 - TRANSFERS OF SHARES:

         a. Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes which may be required.

         b. The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4 - RECORD DATE:

         In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

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                             ARTICLE VI - DIVIDENDS

         Subject to applicable law, dividends may be declared and paid out of any funds available therefore as often, in such amounts and at such time or times as the Board of Directors may determine. Before making any distribution of profits of the Corporation, there may be set aside such sums as the Board of Directors, from time to time, in their sole discretion, may deem necessary to be in the best interest of the Corporation, to be held as a reserve fund for any purpose determined by the Board of Directors, which shall be held apart until otherwise released from reserves or authorized disbursed by the Board of Directors.

                           ARTICLE VII - FISCAL YEAR

         The fiscal year of the Corporation shall end September 30, unless subsequently changed by the Board of Directors, subject to applicable law.

                         ARTICLE VIII - CORPORATE SEAL

         The Corporate Seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                            ARTICLE IX - AMENDMENTS

SECTION 1 - BY SHAREHOLDERS:

         All By-Laws of the Corporation shall be subject to alteration or repeal and new By-Laws may be made by a majority vote of the shareholders at the time entitled to vote in the election of Directors.

SECTION 2 - BY DIRECTORS:

         The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX, Section 1, may alter, amend or repeal By-Laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meeting of shareholders or of the Board of Directors or to change any provisions of the By-Laws with respect to the removal of Directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Laws regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the changes made.

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                           ARTICLE X - SAVINGS CLAUSE

         Should any part, clause, provision or condition of these By-Laws be held to be void, invalid or inoperative, for any reason, then such invalidity shall not effect any other part, clause, provision or condition hereof, but the remainder of these By-Laws shall be as effective as though such part, clause, provision or condition had not been contained herein.

KNOW ALL MEN BY THESE PRESENTS

         The undersigned certifies the foregoing By-Laws have been adopted as the amended By-Laws of the Corporation at a Special Meeting of the Board of Directors on March 31, 1998.


Dated
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-----------------------------
Secretary

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